UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2023

AIB Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41230	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Third Avenue, Suite M204A

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 380-8128

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A Ordinary Share and one Right to receive one-tenth (1/10) of one Class A Ordinary Share upon the consummation of an initial business combination	AIBBU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share	AIB	The Nasdaq Stock Market LLC

Rights, every ten (10) rights entitle the holder to receive one Class A Ordinary Share upon the consummation of an initial business combination	AIBBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2023, AIB Acquisition Corporation, a special purpose acquisition company incorporated as a Cayman Islands exempted company (the “Company”) received a notice (the “Notice”) from the staff (the “Staff”) of the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that since it was first notified by Nasdaq on May 11, 2023, the Company had not regained compliance with Listing Rule 5450(b)(2)(A) which requires a company listed on the Nasdaq Global Market to have a minimum $50 million market value of its listed securities for 30 consecutive trading days, and that the Company had not regained compliance with Listing Rule 5450(b)(2)(C) which requires a company listed on the Nasdaq Global Market to have a minimum $15 million market value of its publicly held shares for 30 consecutive trading days.

Additionally, as previously reported on a Form 8-K filed with the Securities and Exchange Commission on September 26, 2023, on September 25, 2023, Nasdaq notified the Company that it did not comply with Nasdaq Listing Rule 5450(a)(2), due to the Company’s failure to maintain 400 public holders. Pursuant to the Notice, this deficiency serves as an additional basis for delisting the Company’s securities from Nasdaq.

Pursuant to the Notice, unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”), the Company’s securities would be subject to suspension and delisting from The Nasdaq Global Market at the opening of business on December 1, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq. Alternatively, the Company may consider applying to list its securities on The Nasdaq Capital Market, provided it satisfies the requirements for continued listing on that market. The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as the Nasdaq Global Market.

The Company is considering available options to maintain a Nasdaq listing, including to timely request a hearing before the Panel to appeal the Notice received on November 22, 2023. A hearing request will stay the suspension of trading on the Company’s securities, and the Company’s securities will continue to trade on The Nasdaq Global Market until the hearing process concludes and the Panel issues a written decision. Even if a hearing is timely requested, there can be no assurance that the Panel will grant the Company’s request for a suspension of delisting or continued listing on The Nasdaq Global Market.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIB Acquisition Corporation

Date: November 28, 2023	By:	/s/ Eric Chen
		Name:	Eric Chen
		Title:	Chief Executive Officer

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